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                                                                    EXHIBIT 24.3

                                 LETTERHEAD OF
             BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.



                                 June 19, 1996



Board of Directors
Carolina Fincorp, Inc.
P.O. Box 1597
Rockingham, North Carolina 28379-1597

Gentlemen:

     We hereby consent to reference to our firm in the "Legal Opinions" section of the Prospectus included in the Registration Statement of Carolina Fincorp, Inc. on Form S-1 (the "Registration Statement") and to the reference to the opinions rendered by our firm which are described in such section of the Registration Statement.

                                    Very truly yours,

                                    BROOKS, PIERCE, MCLENDON,
                                    HUMPHREY & LEONARD, L.L.P.


                                    By: /s/ Randall A. Underwood
                                       -----------------------------------------
                                       Randall A. Underwood

RAU/arb